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                                                                    EXHIBIT 4.15


                   ARKLA EMPLOYEE SAVINGS & INVESTMENT PLAN

                                TRUST AGREEMENT
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                    ARKLA EMPLOYEE SAVINGS & INVESTMENT PLAN
                                TRUST AGREEMENT


          Arkla, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and IDS Trust, a Division of IDS Bank & Trust (hereinafter referred to as the "Trustee") by execution of this Trust Agreement establish a trust fund for the purpose of holding and investing assets of the Arkla Employee Savings & Investment Plan (hereinafter referred to as the "Plan"), effective as of April 1, 1993. The Plan and this Trust Agreement will be deemed to be and will be construed as a single document.
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                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

  Article 1    Definitions                                                 1

  Article 2    Establishment of Trust
               and Certain Primary Conditions of Its
               Operation                                                   2

  Article 3    Investment of the Trust Fund                                3

  Article 4    Powers of the Trustee                                      10

  Article 5    Duties and Obligations of the Trustee                      13

  Article 6    Compensation, Rights and Indemnities
               of the Trustee                                             16

  Article 7    Resignation or Removal of the Trustee                      20

  Article 8    Amendment of the Trust Agreement
               or Termination of the Plan                                 22

  Article 9    Miscellaneous                                              24


                                     (ii)
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                                   ARTICLE 1

                                  DEFINITIONS


       1.1 Incorporation of Definitions Used in Plan. The definitions stated in Article 1 of the Plan are hereby incorporated by reference into this Trust Agreement.

       1.2  Definitions of Terms Used Exclusively in Trust Agreement.

            (a) "Bank" means (i) a banking institution organized under the laws of the United States; (ii) a member bank of the Federal Reserve System; or (iii) any other banking institution, whether or not incorporated, doing business under the laws of any state or the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by state or federal authority having supervision over banks.

            (b) "Fiduciary" means a person or organization that is a fiduciary with respect to the Plan or the Trust Fund within the meaning of Section 3(21) of ERISA.

            (c) "Guaranteed Benefit Policy" means a guaranteed benefit policy as defined in Section 401(b)(2)(B) of ERISA.

            (d) "Investment Manager" means a person or organization (other than the Committee or the Trustee) (i) which the Committee has appointed to manage, invest and reinvest all or a portion of the assets of the Trust Fund pursuant to
Section 3.2; (ii) which is (A) registered as an investment adviser under the Investment Advisers Act of 1940, (B) a bank as defined in said Act, or (C) an insurance company qualified to manage, acquire or dispose of the assets of a pension plan under the laws of more than one state; and (iii) which has acknowledged in writing to the Committee and the Trustee that such person or organization is a Fiduciary with respect to the assets of the Trust Fund under its management and control.

                                   ARTICLE 2

                      ESTABLISHMENT OF TRUST AND CERTAIN
                     PRIMARY CONDITIONS OF ITS OPERATIONS


       2.1 Establishment of Trust. This Trust Agreement establishes an employees' trust pursuant to the Plan that is intended to be a tax-exempt organization under Section 501(a) of the Code. The Company and the Trustee hereby agree that the Trust Fund will be held in trust and administered, invested and distributed for the benefit of Participants and their Beneficiaries under the terms and conditions of this Trust Agreement.

       2.2 Designation of Trust. The employees' trust established hereunder will be known as the Arkla Employee Savings & Investment Plan Trust.

       2.3 Trust Fund. The Trust Fund will consist of the contributions made by the Participants and Participating Employers under the provisions of the Plan, as such contributions are invested and reinvested by the Trustee in accordance with the provisions of this Trust Agreement, plus the earnings and less the losses thereupon, without distinction between principal and income, less the payments and distributions which at the time of reference have been made by the Trustee as authorized herein.

       2.4 Exclusive Benefit Rule. The employees' trust established by this Trust Agreement is expressly declared to be irrevocable, subject to the provisions of Article 8. It will be impossible, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, any purpose which is not for the exclusive benefit of Participants and their Beneficiaries. The preceding sentence will not be construed in such a way as to prohibit the use of assets of the Trust Fund to pay fees and other expenses incurred in the maintenance, administration and investment of the Trust Fund in accordance with the provisions of this Trust Agreement.

       2.5 Reversion Prohibited. Except as permitted in the Plan, it will be impossible for any part of the Trust Fund to revert to a Controlled Group Member.

       2.6 Spendthrift Clause. The rights of any Participant or Beneficiary to and in any benefits under the Plan will not be subject to assignment or alienation, and no Participant or Beneficiary will have the power to assign, transfer or dispose of such rights, nor will any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. This Section will not apply with respect to qualified domestic relations orders as defined in Section 414(p) of the Code and Section 206(d)(3) of ERISA.

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                                   ARTICLE 3

                         INVESTMENT OF THE TRUST FUND


       3.1 Administrator and Participant Direction. The assets of the Trust Fund will be invested and reinvested by the Trustee as directed by the Committee or Participants in accordance with the provisions of the Plan, unless the Committee delegates investment responsibility and authority for all or a portion of the Trust Fund to an Investment Manager pursuant to the provisions of Section
3.2 or to the Trustee. The Committee will direct the Trustee as to the investment funds to be established for investment of Trust Fund assets in accordance with the provisions of the Plan. All directions by the Committee or Participants to the Trustee concerning the investment, reinvestment or management of assets of the Trust Fund will be made in writing or in such other manner as is acceptable to the Trustee. Directions by the Committee to the Trustee will be made by the member or members of the Committee that have been designated by the Committee in writing to the Trustee from time to time. Directions given by Participants pursuant to the Plan directly to an Investment Manager or to an insurance company that has issued an insurance contract to the Trustee will be deemed to be directions to the Trustee for purposes of this Section.

       3.2 Investment Managers. (a) The Committee has the power and authority to appoint one or more Investment Managers. Each Investment Manager so appointed will have the power and authority to invest, acquire, manage or dispose of the assets of the Trust Fund under its management and control, and to direct the Trustee with respect to the investment and reinvestment of such assets.

            (b) If the Committee elects to delegate investment authority for the assets of all or any portion of the Trust Fund to an Investment Manager pursuant to subsection (a), the Committee will deliver a written resolution to such effect to the Trustee, which resolution will specify the portion of the Trust Fund affected. Upon receipt of such resolution, the Trustee will be obligated to follow the investment directions of the Investment Manager with respect to the assets of the specified portion of the Trust Fund until such Investment Manager resigns or is removed or replaced by the Committee. The Trustee will not be a party to any agreement between the Committee and an Investment Manager, and will have no responsibility respecting the terms and conditions of such agreement.

            (c) In exercising its authority to delegate investment authority to an Investment Manager, the Committee has the duty, responsibility and power to
(i) examine and analyze the performance of prospective Investment Managers; (ii) select an Investment Manager or Managers; (iii) determine the portion of the Trust Fund that will be under the management and control of each Investment Manager; (iv) issue appropriate instructions to the Trustee and to each Investment Manager regarding the allocation of investment authority; (v) review the performance of each Investment Manager at periodic intervals; and (vi) remove any Investment Manager when the Committee deems such removal to be necessary or appropriate.

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            (d) All directions by an Investment Manager to the Trustee concerning the investment, reinvestment or management of assets of the Trust Fund will be made, in writing or in such other manner as is acceptable to the Trustee, by such person or persons as the Investment Manager designates in writing to the Trustee from time to time.

            (e) An Investment Manager may engage any investment adviser or investment counselor that it deems necessary or appropriate, and may provide for directions concerning the investment and reinvestment of the assets of the Trust Fund under its management and control to be made directly to the Trustee by such adviser or counselor as its agent, provided however that the Investment Manager acknowledges in writing to the Trustee that the directions of such agent will be considered the directions of the Investment Manager and that the Investment Manager will be responsible for the directions of such agent.

            (f) If an Investment Manager resigns or is removed by the Committee, the Committee will notify the Trustee in writing of such resignation or removal. Upon receipt of such notice, the power and authority to invest and reinvest the assets of the Trust Fund formerly under the control and management of the Investment Manager will return to the Committee unless the Committee indicates that a successor Investment Manager has been appointed.

            (g) Each Investment Manager will receive for its services reasonable compensation as agreed upon in writing between the Committee and the Investment Manager from time to time.

       3.3 Fiduciary Responsibility. (a) For purposes of ERISA, the Board, the Committee, and each Participant will be the "Named Fiduciaries" with respect to the Plan and the Trust Fund, but only to the extent that the Board, Committee, or Participant exercises any discretionary authority or discretionary control with respect to the management or disposition of assets of the Trust Fund, or otherwise is a Fiduciary.

            (b) The Board's responsibilities as a Named Fiduciary are to appoint the Trustee and the Committee and to establish a funding policy and method for the Plan, in accordance with the provisions of the Plan.

            (c) Except as provided in Sections 3.2(e) and 4.3(c), whenever a person or organization (the "Delegating Party") has the power and authority under the Plan or this Trust Agreement to delegate discretionary power and authority respecting the control, management, operation or administration of the Plan or any portion of the Trust Fund to another person or organization (the "Appointee"), the Delegating Party's responsibility with respect to such delegation is limited to the selection of the Appointee and a periodic review of the Appointee's performance and compliance with applicable law or regulations. Any breach of fiduciary responsibility by the Appointee which is not proximately caused by the Delegating Party's failure to properly select or supervise the Appointee, and in which breach the Delegating Party does not otherwise participate, will not be considered to be a breach of fiduciary responsibility by the Delegating Party.

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            (d) Where the Committee, a Participant or an Investment Manager has
the power and authority to direct the investment of any assets of the Trust Fund, the Trustee does not have any duty to question any direction, to review any securities or other property, or to make any suggestions in connection therewith. The Trustee will as promptly as possible comply with any direction given by the Committee, a Participant or Investment Manager. The Trustee will neither be liable in any manner and for any reason for any losses or other unfavorable investment results arising from its compliance with such direction, nor be liable for failing to invest any assets of the Trust Fund under the management and control of the Committee, a Participant or an Investment Manager in the absence of written investment directions regarding such assets.

            (e) Subject to the provisions of Sections 3.3(c), 3.6(a) and 7.2, neither the Company nor the Committee will have any discretion, direction or control over the investment decisions of a Participant, the Trustee or any Investment Manager with respect to the assets of the Trust Fund for which a Participant, the Trustee or Investment Manager has investment responsibility.

            (f) Subject only to the provision of Section 3.3(c), neither the Participating Employers nor the Committee will be responsible or liable for any losses or other unfavorable investment results arising from the Investment, reinvestment and management of any assets of the Trust Fund by any Investment Manager.

            (g) In the event that a Fiduciary succeeds to the management and control of assets of the Trust Fund which were previously under the management and control of another Fiduciary, the successor Fiduciary (i) will not be liable for losses of the Trust Fund which result from the disposition of an investment made by the other Fiduciary or from the holding of any illiquid or unmarketable investment made by the other Fiduciary, and (ii) will not be liable for any failure to adequately diversify Trust Fund investments under its management and control if the lack of diversification stems from the investments made by the other Fiduciary. The provisions of this subsection (g) will not be deemed to relieve the successor Fiduciary in any way of its own fiduciary responsibility with respect to the Plan or the Trust Fund. In addition, with respect to the assets transferred to the Trustee from a prior trustee upon the initial establishment of the Trust Fund, the Trustee will not be responsible for any actions or inactions of any prior trustee or other fiduciary, including the review of the propriety of any investment under any prior trust agreement, and the Trustee will not be required to examine or question in any way the administration of the assets of the Trust Fund prior to its appointment.

            (h) It is the intent of the parties to this Trust Agreement that each Fiduciary will be solely responsible for his or its own acts or omissions. Except to the extent imposed by ERISA, no Fiduciary has a duty to question whether any other Fiduciary is fulfilling all of the responsibilities imposed upon such other Fiduciary by ERISA or any regulations, rulings or other administrative promulgations thereunder, and no Fiduciary will have any liability for another Fiduciary's breach of fiduciary responsibility with respect to the Plan or the Trust Fund unless such Fiduciary (i) participates knowingly in such breach, (ii) has actual knowledge of such breach and fails to make efforts reasonable under the circumstances to remedy such breach, or (iii) through his or its failure to comply with Section 404(a)(1) of ERISA in performing his or its own specific fiduciary responsibilities with respect to the Plan or the Trust Fund, has enabled

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such other Fiduciary to commit a breach of the latter's fiduciary responsibilities with respect to the Plan or the Trust Fund.

       3.4 ERISA Requirements. (a) In investing and managing the assets of the Trust Fund, each Fiduciary who has investment responsibility and authority will exercise the care, skill, prudence and diligence, under the circumstances then prevailing, which prudent men, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and with like aims.

            (b) The investment of the assets of the Trust Fund will be diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. In the event that the responsibility and authority for the investment of said assets is held by one person or entity, that person or entity will be responsible for determining the proper diversification policy with respect to such assets. In the event that the responsibility and authority for the investment of said assets is allocated among more than one person or entity (other than the Participants), the Committee will be responsible for determining the proper diversification policy with respect to such assets, and will advise each such party with investment responsibility and authority of such policy. Each Participant who directs the investment of his Accounts pursuant to the provisions of the Plan will be solely responsible for the diversification of the investments of his Accounts.

            (c) Except as authorized by regulations promulgated by the Department of Labor, no Fiduciary may maintain the indicia of ownership of any assets of the Trust Fund outside the jurisdiction of the district courts of the United States.

            (d) In investing and managing the assets of the Trust Fund, each Fiduciary who has investment responsibility and authority will take into consideration any funding policy and method adopted by the Board with respect to the Plan, and will be subject to any specific written instructions from the Board relating to the implementation of any such funding policy and method.

       3.5 Generally Permitted Investments. (a) Subject to the other provisions of this Article 3 and the limitations of ERISA, the Trustee may invest assets of the Trust Fund in any property, real or personal, tangible or intangible, and without regard to the law of any state regarding permissible investments of trust fund assets, including (but not limited to) (i) investments providing a return which is fixed, limited or determinable in advance by the terms of the contract or instrument creating or evidencing such investment, including without limitation obligations of the United States Government or any instrumentality thereof, obligations of any State, city, municipality or any instrumentality thereof, corporate bonds, corporate notes or corporate debentures, and commercial paper, banker's acceptances and certificates of deposit available through, and savings or other interest-bearing accounts in, a Bank (including the Trustee, if the Trustee is a Bank, or any Bank affiliated with the Trustee); (ii) common and preferred stock; other securities, rights, obligations or property (real or personal, and including certificates of participation) issued by investment companies or investment trusts; equipment trust certificates; mutual funds; and limited partnership interests; (iii) bonds, notes, debentures, or preferred stock which are convertible into common or preferred stock; (iv) mortgages, deeds of

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trust and leaseholds with respect to real property; and (v) any other similar securities or evidences of indebtedness, whether domestic or foreign.

            (b) The Trustee may purchase from an insurance company (including, to the extent permitted by law, an insurance company which is an Investment Manager) an interest in a pooled investment fund or an annuity or similar contract (including, but not limited to, any individual annuity contract, deposit administration contract, group annuity contract, guaranteed interest contract, immediate participation contract or any similar contract), or, subject to the provisions of Section 3.3, a Guaranteed Benefit Policy.

            (c) The Trustee may sell any securities or other property at any time held by it for cash or on credit; transfer, dispose of or convert any securities or other property at any time held by it; or exchange such securities or property for other securities or property in which the Trustee has the power to invest assets of the Trust Fund. Any such sale, transfer, disposition, conversion or exchange may be made publicly or by private arrangement and no person dealing with the Trustee will be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

            (d) The Trustee may exercise any conversion privilege or subscription right available in connection with any securities or property constituting a part of the Trust Fund; may consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association of which any of the securities are at any time held hereunder, and exercise any option or options and make any agreement or subscription and pay expenses, assessments or subscriptions in connection therewith; and hold and retain any property so acquired.

            (e) The Trustee may lease property to third parties (other than "parties-in-interest," as defined in Section 3(14) of ERISA, unless such property is "qualifying employer real property," as defined in Section 407(d)(4) of ERISA).

            (f) The Trustee may buy put and call options for the purchase or sale of securities, or sell such put and call options when the Trust Fund holds securities which are the subject of such options, if such options are traded on a recognized exchange or are otherwise reasonably liquid.

            (g) The Trustee may acquire and dispose of promissory notes of individuals or corporations, including promissory notes secured by first or junior liens of trust deeds upon real property.

            (h) Any declaration of trust executed by the Trustee (if the Trustee is a Bank or a trust company supervised by the United States or any State) creating a common or collective trust fund for investment by qualified employee benefit plans is hereby made, in its entirety, a part of this Trust Agreement. The Trustee may cause all or any portion of the assets of this Trust Fund to be commingled with the assets of similar trust funds created by others by causing such assets to be invested as a part of any such common or collective trust fund, provided that such assets will be subject to all the provisions of the applicable declaration of

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trust, as amended, and provided that the Trustee receives not more than reasonable compensation from such transaction. The Trustee may also purchase for or sell from the Trust Fund interests in any such common or collective trust fund maintained by the Trustee (if the Trustee is a Bank or a trust company described above), a pooled investment fund maintained by the Trustee (if the Trustee is an insurance company qualified to do business in any state), or any other investment vehicle sponsored by the Trustee if permitted under ERISA or an exemption issued by the Department of Labor, provided that the Trustee receives not more than reasonable compensation from such transaction. Without limiting the generality of the foregoing provisions, the Trustee may cause any part or all of the moneys of the Trust Fund, without limitation as to amount, to be commingled with the moneys of employee benefit trusts of other employers, by causing such moneys to be invested as a part of any one or more of the collective funds established and maintained under the 1992 Amended and Restated Declaration of Trust - IDS Trust Collective Investment Funds for Employee Benefit Trusts. Moneys of the Trust Fund so invested in any of said collective funds at any time will be subject to all of the provisions of said Declaration of Trust as it is amended from time to time, and said Declaration of Trust is hereby made a part of this Agreement.

            (i) The Trustee may hold any portion of the Trust Fund in cash, uninvested and nonproductive of income to the extent necessary to satisfy current expenses of the Plan or the Trust Fund. The Trustee will not be required to pay interest on any cash so held uninvested. The Trustee may deposit cash in an interest-bearing account in any Bank (including the Trustee, if the Trustee is a Bank, or any Bank affiliated with the Trustee).

            (j) The Trustee may invest and reinvest all or any portion of the Trust Fund in mutual funds, annuities and insurance contracts, including those managed and distributed by IDS Financial Corporation and its affiliated companies.

            (k) The Trustee may invest and reinvest all or any portion of the Trust Fund pursuant to an agreement between the Company and the Trustee that authorizes the Trustee to establish a special designated pooled investment fund primarily for the purpose of valuing certain assets of the Trust Fund. the terms and conditions of such an agreement specifically creating such a pooled investment fund will be incorporated by reference into this Trust Agreement.

            (l) For purposes of this Section, reference to the Trustee means (i) the Trustee acting in its own discretion, with respect to the assets of the Trust Fund for which it has investment management and control, and (ii) the Trustee acting pursuant to the direction of the Committee or an Investment Manager, with respect to the assets of the Trust Fund for which the Committee or Investment Manager has investment management and control.

       3.6 Investment in Insurance. (a) At the direction of the Committee, the Trustee will apply for, purchase and/or hold life insurance contracts from an insurance company. The purchase of life insurance contracts with assets of the Trust Fund pursuant to this Section 3.4 will be in accordance with the terms of the Plan and rules and policies established by the Committee, uniformly applicable to all Participants, respecting the form, value, optional methods of settlement and other provisions of such contracts.

            (b) The Trustee will be the sole owner of any life insurance contract purchased; will have the sole option to exercise all rights, privileges and options thereunder; and will pay the premiums thereon when due, provided that it holds funds which are available and sufficient for such purpose.

            (c) If a beneficiary of a Participant's death benefit is to be designated under any life insurance contract, the Trustee will designate the Beneficiary designated by the Participant pursuant to the Plan.

       3.7 Investment in Qualifying Employer Securities or Qualifying Employer Real Property. Subject to the rules for investment set forth in this Article, the Trust Fund may be invested in qualifying employer securities (as defined in Section 407(d)(5) of ERISA) or qualifying employer real property (as defined in
Section 407(d)(4) of ERISA), not to exceed the limits stated with respect to such investments in Section 407 of ERISA.

       3.8 Segregation of Trust Fund Assets. (a) Subject to the other provisions of this Section and any funding policy and method for the Plan which is transmitted in writing by the Committee to the Trustee and each Investment Manager, the assets of the Trust Fund will be managed, invested and reinvested as a single fund without distinction between principal and income, and the Trustee will not be required to earmark or keep separate the assets specifically attributable to contributions by or on behalf of each Participating Employer.

            (b) If requested to do so by the Committee, the Trustee will establish a separate subtrust segregating the assets of the Trust Fund that are attributable to each Participating Employer.

            (c) The Trustee, in its own discretion with respect to assets of the Trust Fund for which it has been delegated investment responsibility and authority or upon the direction of the Committee or an Investment Manager with respect to assets of the Trust Fund for which the Committee or Investment Manager has investment responsibility and authority, may establish one or more subtrusts segregating the assets of the Trust Fund that are attributable to each Participating Employer.

       3.9 Commingling of Trusts. If the Trustee is trustee of one or more other trusts forming part of other qualified employee benefit plans maintained by a Controlled Group Member, the Trustee may, at the request of the Committee, commingle all or a portion of the assets of the Trust Fund with assets of such other trusts for investment purposes, provided that the Trustee will maintain records enabling it to account separately for the assets of this Trust Fund and the assets of such other trusts.

                                   ARTICLE 4

                             POWERS OF THE TRUSTEE


       4.1 Scope of Powers. The Trustee has whatever powers are required to discharge its obligations and exercise its rights under this Trust Agreement, including (but not limited to) the powers specified in the following Sections of this Article, and the powers and authority granted to the Trustee under other provisions of this Trust Agreement.

       4.2 Powers Exercisable by the Trustee In Its Sole Discretion. The Trustee is authorized and empowered to exercise the following powers in its sole discretion:

            (a) To register any investment held in the Trust Fund in its own name or in the name of a nominee and to hold any investment in bearer form. The books and records of the Trustee will show that all such investments are part of the Trust Fund. The Trustee will be liable for all acts of its nominee.

            (b) To employ suitable agents and depositories (domestic or foreign), public accountants, enrolled actuaries, and legal counsel (which may be counsel for a Controlled Group Member) as will be necessary and appropriate, and to pay their reasonable expenses and compensation.

            (c) To execute all necessary receipts and releases to any insurance companies with respect to any life insurance contracts held in the Trust Fund.

            (d) To organize corporations under the laws of any state for the purpose of acquiring or holding title to any property for the Trust Fund, or to request the Company to appoint another Trustee for such purpose.

            (e) To participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with and transfer title to any protective or other committee under such terms as the Trustee may deem advisable.

       4.3 Powers Exercisable by the Trustee, Subject to the Direction of the Administrator, a Participant or an Investment Manager. The Trustee is authorized and empowered to exercise the following powers in its sole discretion with respect to the assets of the Trust Fund for which it has investment management and control. With respect to assets of the Trust Fund for which the Committee, a Participant or an Investment Manager has investment management and control, the Trustee will exercise the following powers upon the direction of the Committee, a Participant or Investment Manager.

            (a) To receive, hold, invest and reinvest Trust Fund assets and income under provisions of law from time to time existing.

            (b) To manage, control, sell, convey, exchange, partition, divide, subdivide, improve or repair; to grant options and to sell upon deferred payments; to lease for terms within or extending beyond the duration of this Trust Agreement for any purpose (including exploration for and removal of gas, oil or other minerals); to enter into community oil leases; and to create restrictions, easements and other servitudes.

            (c) To delegate, to a manager or the holder or holders of a majority interest therein, the management and operation of any real property in which the Trust Fund has an interest and the authority to sell or otherwise carry out decisions with respect to such real property or mortgage (provided however that for purposes of determining the fiduciary responsibility of the parties to this Trust Agreement, and notwithstanding the provisions of Section 3.3(c), the delegating party will be responsible for the acts of such manager or holder(s)).

            (d) To borrow or loan money upon such terms and conditions as may be deemed proper, and to obligate the Trust Fund for repayment; to encumber the Trust Fund or any of its property by mortgage, deed of trust, pledge or otherwise; and to use such procedure to consummate the transaction as may be deemed advisable.

            (e) To sell, exchange, convey, transfer or otherwise dispose of any assets of the Trust Fund, by private contract or at public auction.

            (f) To make commitments either alone or in company with others to purchase at any future date any property, investments or securities authorized by this Agreement.

            (g) To purchase part interests in real property in mortgages on real property, wherever such real property may be situated, with the right to take title in its name individually or as Trustee or in the name of a nominee either alone or jointly with the holders of other part interests therein or their nominees.

            (h) Subject to the provisions of Article 8 of the Plan, to vote upon any stocks, bonds or other securities in the Trust Fund and to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities; and to delegate discretionary powers and to pay any assessments or charges in connection with the foregoing.

            (i) To exercise any withdrawal option, termination provisions or other rights of a contract holder with respect to any Guaranteed Benefit Policy held in the Trust Fund.

            (j) To exercise all right of ownership in connection with any life insurance contract covering a Participant held in the Trust Fund, including the right to borrow on or surrender such contract, in whole or in part, and to receive any monies due thereunder.

       4.4 Powers Exercisable by the Trustee Only Upon the Direction of the Administrator. The Trustee will exercise the following power only upon the direction of the

Committee: to accept, compromise or otherwise settle any claims by or against the Trust Fund or disputed liabilities due to or from the Trustee with respect to the Trust Fund, including any claim that may be asserted for taxes under present or future laws, or to enforce or contest the same by appropriate legal proceedings.

       4.5 Provisions Relating to Company Stock and Other Securities. The provisions of Article 8 of the Plan are incorporated into this Trust Agreement by reference and supersede any conflicting provision of this Trust Agreement with respect to the voting or tender of shares of Company Stock or other securities held in the Plan's investment funds.

       4.6 Documents, Instruments and Facilities. (a) In order to effectuate the specific powers and authority herein granted to the Trustee, the Trustee may make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate.

            (b) The Trustee may use its own facilities in effecting any transaction involving assets of the Trust Fund, unless such use is prohibited by
Section 406 of ERISA.

       4.7 Co-Trustees. When the Trustee consists of two or more co-trustees, any one co-trustee may exercise the powers of the Trustee described herein.

                                   ARTICLE 5

                     DUTIES AND OBLIGATIONS OF THE TRUSTEE


       5.1 Scope of Duties and Obligations. The Trustee agrees to perform the duties and obligations imposed by this Trust Agreement. No duties or obligations will be imposed upon the Trustee with respect to the Trust Fund unless undertaken by the Trustee under the express terms of this Trust Agreement or unless imposed upon the Trustee by statute or at common law.

       5.2 General Duties and Obligations. (a) The Trustee will hold all property received by it and any income and gains thereupon. The Trustee will manage, invest and reinvest the Trust Fund, following the directions of the Committee, the Participants or an Investment Manager with respect to assets of the Trust Fund which the Committee, the Participants or Investment Manager has responsibility for the investment thereof, will collect the income therefrom, and will make payments as provided in the Plan and in this Trust Agreement. The Trustee may utilize depositories to hold assets of the Trust Fund, provided however that the Trustee will not be relieved of any fiduciary responsibilities with respect to the assets so held.

            (b) The Trustee is responsible only for money or assets that it actually receives. The Trustee has no duty to compute amounts to be paid to it by a Participating Employer or to enforce collection of any contribution due from a Participating Employer. The Trustee is not responsible for the correctness of the computation of the amount of any contribution made or to be made by a Participating Employer. The Trustee may, but will not be required to, accept contributions of property.

            (c) If Participating Employer contributions paid to the Trustee would in turn be paid by the Trustee pursuant to directions of the Committee to an Investment Manager or to an insurance company that has issued an insurance contract to the Trustee, such contributions may be paid directly by the Participating Employers to the Investment Manager or the insurance company and will be treated as if paid to the Trustee and then disbursed from the Trust Fund to the Investment Manager or insurance company pursuant to directions of the Committee.

            (d) The Trustee will make payments and disbursements from the Trust Fund to or on the order of the Committee, including, when the Committee will so order, distributions to Participants or their Beneficiaries as provided in the Plan. Orders of the Committee with respect to disbursements from the Trust Fund will specify the application to be made of such funds, and the Trustee may (to the extent permitted by law) rely on the Committee's instructions regarding disbursements from the Trust Fund.

            (e) Subject to the provisions of Section 8.2(c), the Trustee will comply with any directive issued by the Committee to withdraw and transfer all or any part of the Trust Fund to another trustee or another successor funding agent.

            (f) The Trustee will use ordinary care and reasonable diligence in the exercise of its powers and the performance of its duties and obligations under this Trust Agreement.

       5.3 Valuation. (a) The Trustee will determine, and report to the Committee, the current fair market value of the assets and liabilities of the Trust Fund as of the regular Valuation Date and as of any interim Valuation Date that may be fixed by the Committee.

            (b) The fair market value of assets of the Trust Fund will be determined by the Trustee on the basis of such sources of information as it may deem reliable, including (but not limited to) information reported in (i) newspapers of general circulation, (ii) standard financial periodicals or publications, (iii) statistical and valuation services, (iv) records of securities exchanges, (v) reports of any Investment Manager, insurance company that has issued an insurance contract to the Trustee or brokerage firm deemed reliable by the Trustee, or (vi) any combination of the foregoing. If the Trustee is unable to value assets from such sources, it may rely on information from any Participating Employer, the Committee, appraisers or other sources, and will not be liable for inaccurate valuation based in good faith on such information. The Committee may retain an independent appraiser to value employer securities held in the Trust Fund if such appraiser is acceptable to the Trustee, and the Trustee may retain an independent appraiser to value employer securities held in the Trust Fund if the Committee does not retain an appraiser acceptable to the Trustee.

            (c) Reasonable costs incurred in valuing the Trust Fund will be a charge against the Trust Fund.

       5.4 Records. The Trustee will keep complete accounts of all investments, receipts and disbursements, other transactions hereunder, and gains and losses resulting from same. Such accounts will be sufficiently detailed to meet the Trustee's duties of reporting and disclosure required under applicable federal or state law as will exist from time to time. All accounts, books, contracts and records relating to the Trust Fund will be open to inspection and audit at all reasonable times by any person designated by the Board.

       5.5 Reports. (a) Within 90 days following the close of each Plan Year, and as otherwise directed by the Committee, and within 30 days following the Trustee's resignation or removal under Article 7 of this Trust Agreement, the Trustee will furnish the Committee with a written report setting forth the transactions effected by the Trustee during the period since it last furnished such a report and any gains or losses resulting from same, any payments or disbursements made by the Trustee during such period, the assets of the Trust Fund as of the last day of such period (at cost and at fair market value), and any other information about the Trust Fund that the Committee may request. The Trustee will certify the accuracy of the report if such certification is required by any applicable federal or state law or regulation.

            (b) Each report submitted pursuant to subsection (a) will be promptly examined by the Committee. If the Committee approves of such report, the Trustee will be forever released from any liability of accountability with respect to the propriety of any of its accounts or transactions so reported, as if such account had been settled by judgment or decree of a court of competent jurisdiction in which the Trustee, the Committee, the Company, and all persons having or claiming any interest in the Trust Fund were made parties. The foregoing, however, is not to be construed to deprive the Trustee of the right to have its account judicially settled if it so desires.

            (c) The Committee may approve of any report furnished by the Trustee under subsection (a) either by written statement of approval furnished to the Trustee or by failure to file a written objection to the report with the Trustee within 90 days of the date on which the Committee receives such report. The Committee will not be liable to any person for its approval, disapproval or failure to approve any such report rendered by the Trustee.

                                   ARTICLE 6

                     COMPENSATION, RIGHTS AND INDEMNITIES
                                OF THE TRUSTEE


       6.1 Compensation and Reimbursement. (a) The Trustee will receive for its services reasonable compensation as agreed upon in writing from time to time between the Committee and the Trustee, unless the Trustee is an Employee, in which case the Trustee will serve without compensation.

            (b) The Trustee will be reimbursed for all reasonable expenses it incurs in the performance of its duties as under this Trust Agreement. In this regard, reasonable expenses include (but are not limited to) accounting, consulting, actuarial and, subject to Section 6.3, legal fees for professional services related to the administration of the Plan and this Trust Agreement, and the compensation of any Investment Manager as agreed upon in writing between the Investment Manager and the Committee.

            (c) Compensation and expenses payable under this Section 6.1 will be paid from the Trust Fund (and may be charged, if applicable, to an appropriate subaccount or subtrust), unless the Participating Employers pay such compensation and expenses. In addition, the Participating Employers in their discretion may reimburse the Trust Fund for any such compensation and expenses paid from the Trust Fund.

       6.2 Rights of the Trustee. (a) Whenever in the administration of the Plan a certification or direction is required to be given to the Trustee, or the Trustee deems it necessary that a matter be proved prior to taking, suffering or omitting any action hereunder, such certification or direction will be fully made, or such matter may be deemed to be conclusively proved, by delivery to the Trustee of an instrument signed either (i) in the name of a Participating Employer, under its corporate seal and by its Secretary or Assistant Secretary if the Participating Employer is a corporation; or (ii) unless the matter concerns the authority of the Committee, in the name of the Committee by the Chairman or Secretary of the Committee; and the Trustee may rely upon such instrument to the extent permitted by law. Notwithstanding the foregoing, the Trustee may in its sole discretion accept such other evidence of a matter or require such further evidence as may seem reasonable to it, in lieu of such instrument. Generally, the Trustee will be protected in acting upon any notice, resolution, order, certificate, opinion, telegram, letter or other document believed by the Trustee to be genuine and to have been signed by the proper party or parties, and may act thereon without notice to a Participant or Beneficiary and without considering the rights of any Participant or Beneficiary.

            (b) The Trustee may make any payment which it is required to make hereunder by mailing a check for the amount of such payment and any other necessary papers by first class mail in a sealed envelope addressed to the person to whom such payment is to be made, according to the certification of the Committee. In this respect, the Trustee will recognize only instructions given to it by the Committee and has the right to act thereon without notice to any person and without considering the rights of any Participant or Beneficiary. The Trustee is not required to determine or to make any investigation to determine, the identity or mailing address of any person entitled to benefits under the Plan, and is entitled to withhold payment of benefits or directions to issuing companies with respect to such payment until the identity and mailing address of the Participant or Beneficiary entitled to receive such benefits is certified by the Committee. The Trustee will not be responsible for the determination or computation of any benefit due to a Participant or Beneficiary.

            (c) In the event that any dispute arises as to the identity or rights of any person or persons to whom the Trustee is to make payment or delivery of any funds or property, the Trustee may withhold payment or delivery of such funds or property without liability until the dispute is resolved by arbitration, adjudicated by a court of competent jurisdiction, or settled by written stipulation of the parties concerned. The Trustee will not be liable for the payment of and interest or income on the cash or other property held by it under such circumstances.

            (d) The Trustee may consult with legal counsel (who may be counsel for a Controlled Group Member) with respect to the construction of the Plan or this Trust Agreement or its duties thereunder, or with respect to any legal proceeding or any question of law, and will be fully protected (to the extent permitted by law) with respect to any action it takes or omits in good faith upon the advice of such counsel.

            (e) The Trustee will be provided with specimen signatures of the current members of the Committee and the current authorized signers of each Investment Manager. The Trustee will be entitled to rely in good faith upon any directions signed by the Committee or its appointed delegate, or by any authorized signer of an Investment Manager, and will incur no liability for following such directions.

            (f) The Trustee may accept communications by photostatic teletransmissions with duplicate or facsimile signatures as a delivery of such communications in writing until notified in writing by the Committee or the Investment manager that the use of such devices is no longer authorized.

            (g) Notwithstanding any other provision of this Section, the Trustee may settle securities trades effected by the Committee or an Investment Manager, with respect to assets of the Trust Fund for which the Committee or Investment Manager has investment responsibility and authority, through a securities depository that utilizes an institutional delivery system, in which event the Trustee may deliver or receive securities in accordance with appropriate trade reports or statements given to the Trustee by such depository without having received direct communication or instructions from the Committee or Investment Manager.

            (h) In the event that the Committee or an Investment Manager directs the Trustee to invest any assets of the Trust Fund in real property, the Trustee has the right to request, as a condition precedent to its execution of any documents or payment of any amounts in connection with such transaction, (i) a certified appraisal in writing, from a qualified appraiser selected by the Trustee, which indicates that the value of the property is equal to or greater than the transaction price and that the condition of the property conforms to the condition described in such documents, and (ii) an opinion of counsel (who may be counsel for the Committee or Investment Manager) that the documents either have been or will be properly recorded under all applicable recording acts, and that appropriate policies adequately insuring the Trust Fund against loss for any reason (including a defect in title) have been procured in the name of the Trustee. In addition, the Committee or Investment Manager will, upon request, provide the Trustee with current written appraisals of such property by a qualified appraiser selected by the Trustee which will be relied upon by the Trustee for all valuation and accounting purposes under the Trust Agreement. The provisions of this subsection will not be deemed to relieve the Trustee of any fiduciary responsibility under Section 3.3.

            (i) In the event that the Committee or an Investment Manager directs the Trustee to purchase any contract or Guaranteed Benefit Policy issued by an insurance company, the Committee or Investment Manager will notify the Trustee in writing of any premium due on such contract or policy at least five business days before the date on which such premium is due. In the absence of such notification, the Trustee will have no duty or liability with respect to the payment of such premiums.

            (j) In the event that the Committee or an Investment Manager directs the Trustee to purchase or acquire any securities or other obligations of a foreign government or agency thereof or of a corporation domiciled outside of the United States, the Committee or Investment Manager will notify the Trustee in writing of any laws or regulations of any foreign country or of the United States, its territories or its possessions which will apply to such securities or obligations (including, but not limited to, the receipt of dividends or interest from such securities or obligations).

            (k) If the whole or any part of the Trust Fund, or the proceeds thereof, becomes liable for the payment of any estate, inheritance, income or other tax, charge or assessment which the Trustee is required to pay, the Trustee will have full power and authority to pay such tax, charge or assessment out of any money or other property in its hand for the account of the person whose interests hereunder are so liable, but at least ten days prior to the making of any such payment the Trustee must mail notice to the Committee of its intention to make such payment. Prior to making any transfers or distributions of any of the proceeds of the Trust Fund, the Trustee may require such releases or other documents from any lawful taxing authority as it deems necessary.

            (l) If it is determined by a final judicial decision or by agreement with the Internal Revenue Service that the equitable share of the Trust Fund attributable to a Participating Employer fails to satisfy the requirements of
Section 501(a) of the Code, the Trustee will be so notified by the Committee or the Participating Employer. If such failure has not been corrected to the satisfaction of the Internal Revenue Service within 30 days of such determination, or within such longer time as the Internal Revenue Service may allow, the Trustee, in its discretion, may segregate the assets allocable to the equitable share of the Trust Fund attributable to such Participating Employer and may distribute such assets to a successor trustee or funding agent.

       6.3 Indemnification. The Company will indemnify and hold harmless the Trustee from all loss or liability (including expenses and reasonable attorneys' fees) to which the Trustee may be subject by reason of its execution of its duties under this Trust Agreement, or by reason of any acts taken in good faith in accordance with directions, or acts omitted in good faith due to absence of directions, from the Board, the Committee or an Investment Manager unless such loss or liability is due to the Trustee's negligence or willful misconduct. The Trustee is entitled to collect on the indemnity provided by Section 6.3 only from the Company, and is not entitled to any direct or indirect indemnity payment from assets of the Trust Fund.

       6.4 Limitation of Liability of Trustee. (a) If the Trustee makes a written request for directions from the Board, the Committee or an Investment Manager, the Trustee may await such directions without incurring liability. The Trustee has no duty to act in the absence of such requested directions, but may in its discretion take such action as it deems appropriate to carry out the purposes of this Trust Agreement.

            (b) The Trustee will not be liable to any person for making any distribution, failing to make any distribution, or discontinuing any distribution on the direction of the Committee, or for failing to make any distribution by reason of the Committee's failure to direct that such distribution be made. The Trustee has no duty to inquire whether any direction or absence of direction is in conformity with the provisions of the Plan.

            (c) The Trustee is not responsible for determining the adequacy of the Trust Fund to meet liabilities under the Plan, and is not liable for any obligations of the Plan or the Trust Fund in excess of the assets of the Trust Fund.

            (d) The Trustee will not be liable for the acts or omissions of any other fiduciary or person with respect to the Plan or the Trust Fund except to the extent required under Section 405(a) of ERISA.

            (e) The Trustee is not responsible for any matter affecting the administration of the Plan by the Company, the Committee, or any other person or persons to whom responsibility for administration of the Plan is delegated pursuant to the terms of the Plan.

       6.5 Necessary Parties to Legal Actions. Except as required by Section 502(h) of ERISA, only the Company, the Committee and the Trustee will be considered necessary parties in any legal action or proceeding with respect to the Trust Fund, and no Participant, Beneficiary or other person having an interest in the Trust Fund will be entitled to notice. Any judgment entered on any such action or proceeding will be binding on all persons claiming under the Trustee. Nothing in this Section 6.5 is intended to preclude a Participant or Beneficiary from enforcing his legal rights.

                                   ARTICLE 7

                     RESIGNATION OR REMOVAL OF THE TRUSTEE


       7.1 Resignation. The Trustee may resign at any time by delivering to the Chairman of the Committee, or to the Secretary of the Board, a written notice of resignation, to take effect not less than 60 days after delivery, unless such notice is waived.

       7.2 Removal. The Company may remove the Trustee at any time by delivering to the Trustee a certified resolution by the Board to such effect and a written notice of removal. Such removal will take effect no less than 60 days after delivery of such notice to the Trustee, unless such notice is waived.

       7.3 Successor Trustee. Upon the resignation or removal of the Trustee, the Board will appoint a successor Trustee, which may accept such appointment by execution of this Trust Agreement. In the event that no successor Trustee is appointed, or accepts appointment, by the time that the resignation or removal of the Trustee is effective, the Board will be the successor Trustee until another successor trustee is appointed and accepts such appointment. In addition, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions. Any expenses incurred by the Trustee in connection with said application will be paid from the Trust Fund as an expense of administration.

       7.4 Settlement. After delivery of notice of the Trustee's resignation or removal, the Trustee is entitled to a settlement of its account, which may be made at the option of the Trustee either: (a) by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or (b) by agreement of settlement between the Trustee, the Company and the Committee.

       7.5 Transfer to Successor Trustee. Upon settlement of the Trustee's account, the Trustee will transfer to the successor Trustee the Trust Fund as it is then constituted and true copies of its records relating to the Trust Fund. Upon the completion of this transfer, the Trustee's responsibilities under this Trust Agreement will cease and the Trustee will be discharged from further accountability for all matters embraced in its settlement, provided, however, that the Trustee executes and delivers all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust Fund assets, to the successor Trustee. Notwithstanding the foregoing, the Trustee is authorized to reserve such amount as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account. Any balance of such reserve remaining after the payment of such fees and expenses will be paid over to the successor Trustee. Notwithstanding any provision of Trust Agreement to the contrary, the Trustee may invest and reinvest such reserves in any investment or investment vehicle appropriate for the temporary investment of cash reserves of trusts.

       7.6 Duties of the Trustee Prior to Transfer to Successor Trustee. The Trustee's powers, duties, rights and responsibilities under this Trust Agreement will continue until the date on which the transfer of the Trust Fund assets and delivery of the related documents to the successor Trustee under Section 7.5 is completed. Nothing contained herein will relieve the Trustee of its duties under Section 5.5. The successor Trustee will neither be liable or responsible for any act or omission to act with respect to the operation or administration of the Trust Fund under this Trust Agreement prior to such date, nor be under any duty or obligation to audit or otherwise inquire into or take any action concerning the acts or omissions of the Trustee or any predecessor Trustee.

       7.7 Powers, Duties and Rights of the Successor Trustee. Upon its receipt of all the assets of the Trust Fund and all of the documents related thereto, the successor Trustee will become vested with all the estate, powers, duties, rights and discretion of the Trustee under this Trust Agreement with the same effect as though the successor Trustee were originally named as Trustee hereunder.

       7.8 Merger or Consolidation Involving Corporate Trustee. Any corporation into which a corporation acting as Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which such Trustee may be a party, will be the successor of the Trustee hereunder without the necessity of any appointment or other action, provided it does not resign and is not removed.

                                   ARTICLE 8

                       AMENDMENT OF THE TRUST AGREEMENT
                          OR TERMINATION OF THE PLAN


       8.1 Amendment of the Trust Agreement. (a) The Company reserves the right to amend this Trust Agreement in the manner set forth in subsection (b) at any time and to any extent that it may deem advisable or appropriate, provided however that (i) no amendment may affect the duties, rights, responsibilities or liabilities of the Trustee or the Committee without their respective written consent; (ii) no amendment may have the effect of vesting in a Controlled Group Member any interest in or control over any property subject to the terms of this Trust Agreement; and (iii) no amendment may contravene the provisions of
Section 2.4.

            (b) Any amendment to this Trust Agreement will be made only pursuant to action of the Board. A certified copy of the resolutions adopting any amendment and a copy of the adopted amendment as executed by the Company will be delivered to the Committee and the Trustee. Upon such action by the Board, the Trust Agreement will be deemed amended as of the date specified as the effective date by such Board action or in the instrument of the amendment. The effective date of any amendment may be before, on or after the date of such Board action.

            (c) Unless an amendment expressly provides otherwise, each Participating Employer will be bound by any amendment adopted pursuant to this
Article 8.

       8.2 Termination of the Plan. (a) In the event that the Plan is terminated, the Committee will notify the Trustee as to whether the Trust Fund is to be liquidated or is to be maintained by the Trustee in accordance with the provisions of the Plan and this Trust Agreement. If the Committee directs that the Trust Fund is to be liquidated, the Trustee will establish the fair market value of the Trust Fund as of such interim Valuation Date as is designated by the Committee, and, after paying the reasonable expenses involved in the termination of the Plan, will dispose of all or a part of the assets of the Trust Fund (converting the Trust Fund into cash, if necessary) in accordance with the written directions of the Committee (including, without limitation, a direct distribution to a Participating Employer of any excess assets of the Trust Fund remaining after all liabilities of the Plan and the Trust Fund to the Participants and Beneficiaries have been satisfied).

            (b) In the event of the withdrawal of a Participating Employer from the Plan, the Trustee will dispose of the assets of the Trust Fund attributable to the Participants employed by the Participating Employer, and their Beneficiaries, in accordance with the written directions of the Committee.

            (c) Notwithstanding the provisions of subsections (a) and (b), (i) the Trustee may pay from the assets of the Trust Fund the reasonable expenses involved in the termination of the Trust Fund prior to disposing of the assets of the Trust Fund as directed by the Committee; (ii) the Trustee will not comply with any instruction to transfer assets of the Trust

Fund to the funding agent of any other employee benefit plan unless the Trustee determines that such transfer of assets will comply with the requirements of the Code, and that any required actuarial statement of valuation has been properly filed; and (iii) the Trustee may condition the delivery, transfer or distribution of any or all assets of the Trust Fund upon its receipt of assurance satisfactory to it that the approval of appropriate governmental or other authorities has been secured (including, if the Trustee so requests, a favorable determination letter issued by the Internal Revenue Service to the effect that the termination of the Plan will not adversely affect the Plan's qualified status, and, if applicable, a statement of sufficiency of assets from the Pension Benefit Guaranty Corporation) and that there has been proper compliance with all notices and other procedures required by applicable law.

                                   ARTICLE 9

                                 MISCELLANEOUS


       9.1 Gender, Tense and Headings. Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they will be construed as though they were also used in the plural form in all cases where they would so apply.

            Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of this Trust Agreement.

       9.2 GOVERNING LAW. THIS TRUST AGREEMENT WILL BE CONSTRUED AND GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH APPLICABLE FEDERAL LAW, AND, TO THE EXTENT NOT PREEMPTED BY SUCH FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

         IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement on March 30 , 1993.

                                               "Company"

                                               ARKLA, INC.



                                               By /s/ Rick L. Spurlock
                                               _________________________________


                                               "Trustee"



                                               IDS TRUST, A DIVISION OF
                                               IDS BANK & TRUST



                                               By /s/ IDS Trust
                                               _________________________________